                                                                       Exhibit 4

   Tender and Option Agreement, dated as of December 20, 1998 among Parent, Purchaser, the Company and certain stockholders of the Company.

LeaRonal Inc.                LeaRonal AG             LeaRonal (S.E. Asia) Ltd.
272 Buffalo Avenue           Grossmatte 4            Hong Kong
Freeport, New York 11520     6014 Littau
                             Switzerland

                                                     December 20, 1998

Mr. Friedrich W. Hunziker,
Furigenrain A
6363 Obburgen NW
Switzerland

Dear Mr. Hunziker:

     This letter is to confirm our agreements regarding the matters set forth in the Agreement dated August 4, 1995 between LeaRonal AG and you regarding your shareholdings in LeaRonal (S.E. Asia) Ltd. (the "Shareholders Agreement").

     Notwithstanding the terms of the Shareholders Agreement, you and we agree as follows:

     1. Upon consummation of the Merger (as defined in the Agreement and Plan of Merger dated December 20, 1998 by and among Rohm and Haas Company, Lightning Acquisition Corp. and LeaRonal Inc.), LeaRonal AG, LeaRonal Inc. and LeaRonal (S.E. Asia) Ltd., or any of their respective designees are entitled to purchase and acquire, at any time upon written notice to Mr. Friedrich W. Hunziker, the shares described in paragraph 1 of the Shareholders Agreement. We agree that you will not be required to close such transactions until audited financial statements for the year ended February 28, 1999 are available. You agree to sell such shares to LeaRonal AG, LeaRonal Inc., LeaRonal (S.E. Asia) Ltd. or such designee upon receipt of such written notice. You further agree that the provisions of the Shareholders Agreement, including this letter, are binding upon your successors and assigns.

     2. The purchase price for any purchase and sale of such shares (including pursuant to paragraphs 2 and 3 of the Shareholders Agreement) shall be 150% of the book value of such shares. Such book value shall be derived from the latest available audited balance sheet of LeaRonal (S.E. Asia) Ltd. prepared in accordance with generally accepted accounting principles applied in the same manner as such principles were applied in the preparation of the audited balance sheet of LeaRonal (S.E. Asia) Ltd. as at February 28, 1998.

     3. You agree that the book value for LeaRonal (S.E. Asia) Ltd. for the year ended February 28, 1998 is as stated in the audited financial statements of LeaRonal (S.E. Asia) Ltd. as of such date.

     This letter shall be governed by Swiss law. This letter hereby amends both the German and English language versions of the Shareholders Agreement and shall take precedence over each of them. This letter and the Shareholders Agreement (as so amended by this letter) constitute the entire agreement of the parties with respect to the subject matter thereof and the Shareholders Agreement (as so amended by this letter) shall continue in full force and effect.


                                          Very truly yours.


                                          LEARONAL AG


                                          By:______________


                                          LEARONAL INC.


                                          By:______________

                                          LEARONAL (S.E. ASIA) LTD.


                                          By:______________


Agreed and Accepted:

_____________________
Friedrich W. Hunziker


ROHM AND HAAS COMPANY


By: _________________

LeaRonal Inc.                                        LeaRonal AG
272 Buffalo Avenue                                   Grossmatte 4
Freeport, New York  11520                            6014 Littau
                                                     Switzerland

                                                December 20, 1998

Mr. Friedrich W. Hunziker,
Furigenrain A
6363 Obburgen NW
Switzerland

Dear Mr. Hunziker:

     This letter is to confirm our agreements regarding the matters set forth in the Agreement dated February 13, 1987 between LeaRonal Inc. and you regarding your shareholdings in LeaRonal AG (the "Shareholders Agreement").

     Notwithstanding the terms of the Shareholders Agreement, you and we agree as follows:

     1. Upon consummation of the Merger (as defined in the Agreement and Plan of Merger dated December 20, 1998 by and among Rohm and Haas Company, Lightning Acquisition Corp. and LeaRonal Inc.), LeaRonal Inc., LeaRonal AG or any of their respective designees are entitled to purchase and acquire, at any time upon written notice to Mr. Friedrich W. Hunziker, the shares described in paragraph 1 of the Shareholders Agreement. We agree that you will not be required to close such transactions until audited financial statements for the year ended February 28, 1999 are available. You agree to sell such shares to LeaRonal Inc., LeaRonal AG or such designee upon receipt of such written notice. You further agree that the provisions of the Shareholders Agreement, including this letter, are binding upon your successors and assigns.

     2. The purchase price for any purchase and sale of such shares (including pursuant to paragraphs 2 and 3 of the Shareholders Agreement) shall be 150% of the book value of such shares. Such book value shall be derived from an audited balance sheet of LeaRonal AG prepared in accordance with United States generally accepted accounting principles.

     3. You agree that the book value under Swiss accounting principles for LeaRonal AG for the year ended February 28, 1998 is as stated in the audited financial statements of LeaRonal AG as of such date.

     This letter shall be governed by Swiss law. This letter agreement hereby amends both the German and English language versions of the Shareholders Agreement and shall take precedence over each of them. This letter and the Shareholders Agreement (as so amended by this letter) constitute the entire agreement of the parties with respect to the subject matter thereof and the Shareholders Agreement (as so amended by this letter) shall continue in full force and effect.


                                          Very truly yours,


                                          LEARONAL INC.


                                          By:______________



                                          LEARONAL AG



                                          By:______________


Agreed and Accepted:


_____________________
Friedrich W. Hunziker


ROHM AND HAAS COMPANY


By: _________________

                                 LeaRonal Inc.
                              272 Buffalo Avenue
                           Freeport, New York 11520


                                                         December 20, 1998

Mr. Friedrich W. Hunziker,
Furigenrain A
6363 Obburgen NW
Switzerland

Dear Mr. Hunziker:

     This letter is to confirm our agreements regarding the matters set forth in the Employment Contract dated May 30, 1979 between LeaRonal Inc. ("LeaRonal") and you regarding your employment by LeaRonal. (the "Employment Contract").

     You and we hereby acknowledge that, upon consummation of the Offer (as defined in the Agreement and Plan of Merger dated December 20, 1998 by and among Rohm and Haas Company ("Rohm and Haas"), Lightning Acquisition Corp. and LeaRonal), LeaRonal and its subsidiaries may commence manufacturing, selling or distributing products which, prior to the consummation of the Offer, were manufactured or sold by Rohm and Haas or its affiliates (other than LeaRonal) or purchased by Rohm and Haas or its affiliates (other than LeaRonal) from third parties for subsequent resale or distribution (such products, the "Shipley Products"). Accordingly, you and we hereby agree that Section 4.4 of the Employment Contract is hereby amended to exclude from the calculation of your commissions payable under the Employment Contract all of the sales and net profits earned by LeaRonal and its affiliates in respect of products which are Shipley Products.

     You and we further agree to enter into good faith negotiations to restructure your commissions payable pursuant to Section 4.4 of the Employment Contract such that your percentage rates of commission are appropriately reduced and the computational base to which such percentages are applied is appropriately increased, in view of the proposed Merger, such that your commissions shall be linked to the success of the new Shipley Ronal division's combined Asian and European sales of products with intended applications in the printed wiring board, semiconductor packaging, connectors and surface finishing market segments.

     This letter shall be governed by Swiss law. This letter agreement hereby amends both the German and English language versions of the Employment Contract and shall take precedence over each of them. This letter and the Employment Contract (as so amended by this letter) constitute the entire agreement of the parties with respect to the subject matter thereof.

                                                  Very truly yours,


                                                  LEARONAL INC.


                                                  By:______________

Agreed and Accepted:


______________________
Friedrich W. Hunziker


ROHM AND HAAS COMPANY


By: __________________